ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT
                ------------------------------------------------

     AGREEMENT dated as of March 17, 2002 between Touchstone Variable Series Trust (the "Trust"), a Massachusetts business trust, and Integrated Fund Services, Inc. ("Integrated"), an Ohio corporation.

     WHEREAS, the Trust is an investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Emerging Growth Fund, the International Equity Fund, the Small Cap Value Fund, the Equity Fund, the Growth/Value Fund, the Enhanced 30 Fund, the Growth & Income Fund, the Balanced Fund, the High Yield Fund, the Bond Fund, the Standby Income Fund, the Money Market Fund and the Value Plus Fund (the "Funds"), are each a series of the Trust; and

     WHEREAS,   the  Trust  wishes  to  employ   Integrated   to  serve  as  its
administrative and accounting services agent on behalf of the Funds; and

     WHEREAS, Integrated wishes to provide such services to the Funds under the conditions set forth below;

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained in this Agreement, the Trust and Integrated agree as follows:

     1.   APPOINTMENT.
          ------------

     The Trust hereby employs Integrated as agent to perform those services described in this Agreement for the Funds. Integrated shall act under such appointment and perform the obligations thereof upon the terms and conditions hereinafter set forth.

     2.   DOCUMENTATION.
          --------------

     The Trust will furnish from time to time the following documents:

          A. Each resolution of the Board of Trustees of the Trust authorizing the original issue of the shares of the Funds;

          B.   Each  Registration   Statement  filed  with  the  Securities  and
               Exchange Commission (the "SEC") and amendments thereof;

          C. A certified copy of the Agreement and Declaration of Trust and the Bylaws of the Trust and each amendment thereto;

          D. Certified copies of each resolution of the Board of Trustees authorizing officers to give instructions to Integrated;

          E. Copies of all agreements with service providers on behalf of the Funds, including advisory agreements, sub-advisory agreements, underwriting and dealer agreements and custody agreements in effect;

          F. Copies of all documents relating to special investment or withdrawal plans which are offered or may be offered in the future by the Funds and for which Integrated is to act as plan agent; and

          G. Such other certificates, documents or opinions that Integrated may, in its discretion, deem necessary or appropriate in the proper performance of its duties.

ADMINISTRATION
--------------

     3.   TRUST ADMINISTRATION.
          ---------------------

     Subject to the direction and control of the Trustees of the Trust, Integrated shall perform the services to the Funds detailed in Schedule A.

     4.   TAXES.
          ------

     Integrated will prepare in the appropriate form, file with the Internal Revenue Service and appropriate state agencies, and make available for mailing to shareholders of the Trust such returns for reporting dividends and distributions paid by the Funds as are required to be so prepared, filed and mailed.

     5.   FORM N-SAR.
          -----------

     Integrated shall maintain such records within its control and shall be requested by the Trust to assist the Trust in fulfilling the requirements of Form N-SAR.

ACCOUNTING
----------

     6.   CALCULATION OF NET ASSET VALUE.
          -------------------------------

     Integrated will maintain and keep current the general ledger for the Funds, recording all income and expenses, capital share activity and security transactions of the Funds. Integrated will calculate the net asset value of each of the Funds and the per share net asset value of each of the Funds, in accordance with the Trust's current prospectus and statement of additional information, once daily as of the time selected by the Trust's Board of Trustees. Integrated will prepare and maintain a daily valuation of all securities and other assets of the Funds in accordance with instructions from a designated officer of the Trust and in the manner set forth in the Trust's current prospectus and statement of additional information. In valuing securities of the Funds, Integrated may contract with, and rely upon market quotations provided by, outside services.

     7.   PAYMENT OF TRUST EXPENSES.
          --------------------------

     Integrated shall process each request received from the Trust or its authorized agents for payment of the Funds' expenses. Upon receipt of written instructions signed by an officer or other authorized agent of the Trust, Integrated shall prepare checks in the appropriate amounts which shall be signed by an authorized officer of Integrated and mailed to the appropriate party.

     8.   OTHER SERVICES.
          ---------------

     Subject to the direction and control of the Trustees of the Trust, Integrated shall perform the services to the Funds detailed in Schedule B.

GENERAL
-------

     9.   DATA ACCESS AND PROPRIETARY INFORMATION.
          ----------------------------------------

     The Trust acknowledges that the data bases, computer programs, screen formats, report formats, interactive design techniques, and documentation manuals furnished to the Trust by Integrated as part of the Trust's ability to access certain Trust-related data ("Customer Data") maintained by Integrated on data bases under the control and ownership of Integrated or other third party ("Data Access Services") constitute copyrighted, trade secret, or other proprietary information (collectively, "Proprietary Information") of substantial value to Integrated or other third party. In no event shall Proprietary Information be deemed Customer Data. The Trust agrees to treat all Proprietary Information as proprietary to Integrated and further agrees that it shall not divulge any Proprietary Information to any person or organization except as may be provided hereunder.

     10.  COOPERATION WITH ACCOUNTANTS.
          -----------------------------

     Integrated shall cooperate with the Trust's independent public accountants and shall take all reasonable action in the performance of its obligations under this Agreement to assure that the necessary information is made available to such accountants for the expression of their unqualified opinion where required for any document for the Trust.

     11.  SPECIAL SERVICES AND EXCEPTION PROCESSING.
          ------------------------------------------

          A. Integrated may provide additional special reports upon the request of the Trust or the Trust's investment adviser, which may result in an additional charge, the amount of which shall be agreed upon between the parties.

          B. Integrated may provide such other services with respect to the Trust as may be reasonably requested by the Trust, which may result in an additional charge, the amount of which shall be agreed upon between the parties.

          C. Integrated may provide exception processing upon the request of the Trust or the Trust's investment adviser, which may result in an additional charge, the amount of which shall be agreed upon between the parties. Exception processing includes, but is not limited to, processing which:

               (a)  requires Integrated to use methods and procedures other than
                    those   usually   employed  by  Integrated  to  perform  its
                    obligations under this Agreement;

               (b) involves the provision of information to Integrated after the commencement of the nightly processing cycle of Integrated's transfer agency, administration and/or fund accounting processing system; or

               (c) requires more manual intervention by Integrated, either in the entry of data or in the modification or amendment of reports generated by Integrated's transfer agency, administration and/or fund accounting processing system than is usually required.

     12.  FURTHER ACTIONS.
          ----------------

     Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

     13.  SUBCONTRACTING.
          ---------------

     Integrated may, at its expense, and, upon prior written approval from the Trust, subcontract with any entity or person concerning the provision of the services contemplated hereunder; provided, however, that Integrated shall not be relieved of any of its obligations under this Agreement by the appointment of such subcontractor and provided further, that Integrated shall be responsible for all acts of such subcontractor as if such acts were its own.

     14.  COMPENSATION.
          -------------

     For performing its services under this Agreement, the Trust shall pay Integrated a monthly fee with respect to each Fund in accordance with the schedule attached hereto as Schedule C.

     15.  EXPENSES.
          ---------

     Integrated shall furnish, at its expense and without cost to the Trust the services of its personnel to the extent that such services are required to carry out its obligations under this Agreement. All costs and expenses not expressly assumed by Integrated under this Paragraph shall be paid by the Trust, including, but not limited to, costs and expenses of officers and employees of Integrated in attending meetings of the Board of Trustees and shareholders of the Funds, as well as costs and expenses for postage, envelopes, checks, drafts, continuous forms, reports, communications, statements and other materials, telephone, telegraph and remote transmission lines, EDGARization, printing, confirmations and any other shareholder correspondence, use of outside pricing services, use of outside mailing firms, necessary outside record storage, media for storage of records (e.g., microfilm, microfiche, computer tapes), costs and fees, including employee time and system expenses, associated with exception processing and resolution of errors not caused by Integrated, and any and all assessments, taxes or levies assessed on Integrated for services provided under this Agreement. Postage for mailings of dividends, proxies, reports and other mailings to all shareholders shall be advanced to Integrated three business days prior to the mailing date of such materials.

     16.  REFERENCES TO INTEGRATED OR THE TRUST.
          --------------------------------------

          A. Neither the Trust nor its agents shall circulate any printed matter which contains any reference to Integrated without the prior written approval of Integrated, excepting solely such printed matter as merely identifies Integrated as Administrative Services Agent, Transfer, Shareholder Servicing and Dividend Disbursing Agent and Accounting Services Agent. The Trust will submit printed matter requiring approval to Integrated in draft form, allowing sufficient time for review by Integrated and its counsel prior to any deadline for printing.

          B. Integrated shall not circulate any printed matter that contains any reference to the Trust without the prior written approval of the Trust, excepting solely such printed matter as merely identifies the Trust as a client of Integrated. Integrated will submit printed matter requiring approval to the Trust in draft form, allowing sufficient time for review by the Trust and its counsel prior to any deadline for printing.

     17.  EQUIPMENT FAILURES.
          -------------------

     In the event of equipment failures beyond Integrated's control, Integrated shall take all steps necessary to minimize service interruptions but shall have no liability with respect thereto. Integrated shall endeavor to enter into one or more agreements making provision for emergency use of electronic data processing equipment to the extent appropriate equipment is available.

     18.  INDEMNIFICATION OF INTEGRATED.
          ------------------------------

          A. Integrated may rely on information reasonably believed by it to be accurate and reliable. Except as may otherwise be required by the 1940 Act and the rules thereunder, neither Integrated nor its directors, officers, employees, shareholders, agents, control persons or affiliates of any thereof shall be subject to any liability for, or any damages, including consequential damages, expenses or losses incurred by the Trust in connection with, any error of judgment, mistake of law, any act or omission connected with or arising out of any services rendered under or payments made pursuant to this Agreement or any other matter to which this Agreement relates, except by reason of willful misfeasance, bad faith or gross negligence on the part of any such persons in the performance of the duties of Integrated under this Agreement or by reason of reckless disregard by any of such persons of the obligations and duties of Integrated under this Agreement. Integrated may apply to the Trust at any time for instructions and may consult counsel for the Trust, or its own counsel, and with accountants and other experts with respect to any matter arising in connection with its duties hereunder, and Integrated shall not be liable or accountable for any action taken or omitted by it in good faith in accordance with such instruction, or with the opinion of such counsel, accountants, or other experts. Integrated shall not be held to have notice of any change of authority of any officers, employees, or agents of the Trust until receipt of written notice thereof have been received by Integrated from the Trust.

          B. Any person, even though also a director, officer, employee, shareholder or agent of Integrated, or any of its affiliates, who may be or become an officer, trustee, employee or agent of the Trust, shall be deemed, when rendering services to the Trust or acting on any business of the Trust, to be rendering such services to or acting solely as an officer, trustee, employee or agent of the Trust and not as a director, officer, employee, shareholder or agent of or one under the control or direction of Integrated or any of its affiliates, even though paid by one of these entities.

          C. Notwithstanding any other provision of this Agreement, the Trust shall indemnify and hold harmless Integrated, its directors, officers, employees, shareholders, agents, control persons and affiliates of any thereof from and against any and all losses, damages, claims, suits, actions, demands, expenses and liabilities (whether with or without basis in fact or law), including legal fees and expenses and investigation expenses, of any and every nature which Integrated may sustain or incur or which may be asserted against Integrated by any person by reason of, or as a result of: (i) any action taken or omitted to be taken by Integrated in good faith in reliance upon any certificate, instrument, order or share certificate believed by it to be genuine and to be signed, countersigned or executed by any duly authorized person, upon the oral instructions or written instructions of an authorized person of the Trust or upon the opinion of legal counsel for the Trust or its own counsel; or
               (ii) any action taken or omitted to be taken by Integrated in connection with its appointment in good faith in reliance upon any law, act, regulation or interpretation of the same even though the same may thereafter have been altered, changed, amended or repealed. However, indemnification under this subparagraph shall not apply to actions or omissions of Integrated or its directors, officers, employees, shareholders or agents in cases of its or their own gross negligence, willful misconduct, bad faith, or reckless disregard of its or their own duties hereunder.

          D. Notwithstanding anything to the contrary in this Agreement, in no event shall Integrated be liable to the Trust or any third party for any special, consequential, punitive or incidental damages, even if advised of the possibility of such damages.

     19.  TERMINATION
          -----------

          A. The provisions of this Agreement shall be effective on the date first above written, shall continue in effect for one year ("Initial Term") from that date and shall continue in force for one year thereafter ("Renewal Term"), but only so long as such continuance is approved (1) by Integrated, (2) the Trust, (3) by a vote of a majority of the Trust's Trustees who are not parties to this Agreement or interested persons (as defined in the 1940
               Act) of any such party, and (4) by vote of a majority of the Trust's Board of Trustees or a majority of the Trust's outstanding voting securities.

          B. Any party may terminate this Agreement at the end of the Initial Term or at the end of any subsequent Renewal Term by giving the other parties at least one hundred twenty (120) days' prior written notice of such termination specifying the date fixed therefor. In the event this Agreement is terminated by the Trust prior to the end of the Initial Term or any subsequent Renewal Term the Trust shall make a one-time cash payment to Integrated in consideration of services provided under this Agreement, and not as a penalty, equal to the remaining balance of the fees payable to Integrated under this Agreement through the end of the Initial Term or Renewal Term, as applicable. The Trust shall likewise reimburse Integrated for any out-of-pocket expenses and disbursements ("out-of-pocket expenses") reasonably incurred by Integrated in connection with the services provided under this Agreement within 30 days of notification to the Trust of such out-of-pocket expenses regardless of whether such out-of-pocket expenses were incurred before or after the termination of this Agreement.

          C. If a party materially fails to perform its duties and obligations hereunder (a "Defaulting Party") resulting in a material loss to another party or parties, such other party or parties (the "Non-Defaulting Party") may give written notice thereof to the Defaulting Party, which such notice shall set forth with sufficient detail the nature of the breach. The Defaulting Party shall have ninety (90) days from its receipt of notice to cure the breach. If such material breach shall not have been remedied to commercially reasonable operating standards, the Non-Defaulting Party may terminate this Agreement by giving sixty
               (60) days written notice of such termination to the Defaulting Party. If Integrated is the Non-Defaulting Party, its termination of this Agreement shall not constitute a waiver of any rights or remedies with respect to services it performed prior to such termination, or the right of Integrated to receive such compensation as may be due as of the date of termination or to be reimbursed for all reasonable out-of-pocket expenses. In all cases, termination by the Non-Defaulting Party shall not constitute a waiver by the Non-Defaulting Party of any other rights it might have under this Agreement or otherwise against a Defaulting Party.

          D. In the case of the following transactions, not in the ordinary course of business, namely, the merger of the Trust, or a Fund, into or the consolidation of the Trust, or a Fund, with another investment company, the sale by the Trust, or a Fund, of all, or substantially all, of its assets to another investment company, or the liquidation or dissolution of the Trust, or a series of the Trust, and distribution of its assets, this Agreement will terminate and Integrated shall be released from any and all obligations hereunder upon the payment of the fees, disbursements and expenses due to Integrated through the end of the then current term of this Agreement. The parties acknowledge and agree that the damages provision set forth above in paragraph B shall be applicable in those instances in which Integrated is not retained to provide fund accounting services subsequent to the transactions listed above.

          E. Integrated will be entitled to collect from the Trust all reasonable expenses incurred in conjunction with termination of this Agreement, including but not limited to out-of-pocket expenses, employee time, system fees and fees charged by third parties with whom Integrated has contracted.

     20.  SERVICES FOR OTHERS.
          --------------------

     Nothing in this Agreement shall prevent Integrated or any affiliated person (as defined in the 1940 Act) of Integrated from providing services for any other person, firm or corporation (including other investment companies); provided, however, that Integrated expressly represents that it will undertake no activities which, in its judgment, will adversely affect the performance of its obligations to the Trust under this Agreement.

     21.  COMPLIANCE WITH GOVERNMENTAL RULES AND REGULATIONS.
          ---------------------------------------------------

     The parties hereto acknowledge and agree that nothing contained herein shall be construed to require Integrated to perform any services for the Trust which services could cause Integrated to be deemed an "investment adviser" of the Trust within the meaning of Section 2(a)(20) of the 1940 Act or to supersede or contravene the Trust's prospectus or statement of additional information or any provisions of the 1940 Act and the rules thereunder. Except as otherwise provided in this Agreement and except for the accuracy of information furnished to it by Integrated, the Trust assumes full responsibility for complying with all applicable requirements of the 1940 Act, the Securities Act of 1933, as amended, and any other laws, rules and regulations of governmental authorities having jurisdiction, it being acknowledged that the Trust is relying on the best efforts of Integrated.

     22.  LIMITATION OF LIABILITY.
          ------------------------

     It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust, personally, but bind only the trust property of the Trust. The execution and delivery of this Agreement have been authorized by the Trustees of the Trust and signed by an officer of the Trust, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust.

     23.  SEVERABILITY.
          -------------

     In the event any provision of this Agreement is determined to be void or unenforceable, such determination shall not affect the remainder of this Agreement, which shall continue to be in force.

     24.  QUESTIONS OF INTERPRETATION.
          ----------------------------

     This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission ("SEC") issued pursuant to said 1940 Act. In addition, where the effect of a requirement of the 1940 Act, reflected in any provision of this Agreement, is revised by rule, regulation or order of the SEC, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

     25.  CONFIDENTIALITY
          ---------------

     Both parties hereto agree that any non-public information obtained hereunder concerning the other party is confidential and may not be disclosed without the consent of the other party, except as may be required by applicable law or at the request of a governmental agency. The parties further agree that a breach of this provision would irreparably damage the other party and accordingly agree that each of them is entitled, in addition to all other remedies at law or in equity to an injunction or injunctions without bond or other security to prevent breaches of this provision.

     26.  NOTICES.
          --------

     All notices required or permitted under this Agreement shall be in writing (including telex and telegraphic communication) and shall be (as elected by the person giving such notice) hand delivered by messenger or courier service, telecommunicated, or mailed (airmail if international) by registered or certified mail (postage prepaid), return receipt requested, addressed to:

To the Trust:       Touchstone Variable Series Trust
                    221 East Fourth Street, Suite 300
                    Cincinnati, Ohio  45202
                    Attention:  Jill T. McGruder

To Integrated:      Integrated Fund Services, Inc.
                    221 East Fourth Street, Suite 300
                    Cincinnati, Ohio  45202
                    Attention:  Scott A. Englehart

or to such other address as any party may designate by notice complying with the terms of this Paragraph. Each such notice shall be deemed delivered (a) on the date delivered if by personal delivery; (b) on the date telecommunicated if by telegraph; (c) on the date of transmission with confirmed answer back if by telex, telefax or other telegraphic method or e-mail; and (d) on the date upon which the return receipt is signed or delivery is refused or the notice is designated by the postal authorities as not deliverable, as the case may be, if mailed.

     27.  AMENDMENT.
          ----------

     This Agreement may not be amended or modified except by a written agreement executed by all parties.

     28.  BINDING EFFECT.
          ---------------

     Each of the undersigned expressly warrants and represents that he has the full power and authority to sign this Agreement on behalf of the party indicated, and that his signature will operate to bind the party indicated to the foregoing terms.

     29.  COUNTERPARTS.
          -------------

     This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     30.  FORCE MAJEURE.
          --------------

     Integrated assumes no responsibility hereunder, and shall not be liable, for any damage, loss of data, delay or any other loss whatsoever caused by events beyond its control, including and without limitation, acts of God, interruption of power or other utility, transportation, mail, or communication services, acts of civil or military authority, sabotages, war, insurrection, riots, national emergencies, explosion, flood, accident, earthquake or other catastrophe, fire, strike or other labor problems, legal action, present or future law, governmental order, rule or regulation, or shortages of suitable parts, materials, labor or transportation.

     31.  MISCELLANEOUS.
          --------------

     The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                        TOUCHSTONE VARIABLE SERIES TRUST


                                        By: /s/ Jill T. McGruder
                                            -------------------------------
                                            Its: President

                                        INTEGRATED FUND SERVICES, INC.


                                        By: /s/ Scott Englehart
                                            -------------------------------
                                            Its: President

                                                                      Schedule A

     In consideration of the compensation detailed in this Agreement, Integrated shall perform the following Administrative services:

     1. Prepare and file post-effective amendments to the registration statements and other documents on behalf of the Funds with the Securities and Exchange Commission and other federal and state regulatory authorities as required by law.

     2. Coordinate the scheduling of Board of Trustees' meetings, prepare the appropriate reports to the trustees and record and maintain the minutes.

     3.   Qualify each Fund for sale in various states ("blue sky" filings).

     4. Maintain all books and records of each Fund as required by federal and state laws.

     5. Coordinate the preparation, filing and distribution of proxy materials and periodic reports as required by law.

     6.   Coordinate and monitor third-party services.

     7. Establish and maintain procedures for compliance with federal and state rules and regulations.

     8.   Provide officers for the Trust, if desired.

     9. Prepare and maintain the necessary journals and schedules to report the required information on Form N-SAR.

     10. Prepare financial statements and supporting statements, footnotes, per share information and schedule of investments for the inclusion in the semiannual and annual reports.

     11. Conduct Investment Company Institute Compliance Training for Fund management and the investment adviser.

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

                                                                      Schedule B

     In consideration of the compensation detailed in this Agreement, Integrated shall perform the following Accounting services:

     1. Calculate net asset value and per share net asset value in accordance with the 1940 Act and the Trust's prospectus.

     2. Record all security transactions including appropriate gains and losses from the sale of portfolio securities.

     3.   Record interest income and dividend income.

     4. Record each Fund's capital share activities based upon purchase and redemption transactions received by the transfer agent.

     5.   Calculate a daily cash figure for investment purposes.

     6.   Monitor and seek authorization for payment of expenses of each Fund.

     7. Periodically report to the Trust or its authorized agents share purchases and redemptions and trial balances of each Fund.

     8. Prepare the necessary supporting computations on a book and tax basis to ensure each Fund complies with the requirements of Section 851 of the Internal Revenue Code.

     9.   Facilitate and perform tax planning and administration.

     10. Monitor all tax compliance calculations to ensure that each Fund qualifies as a regulated investment company pursuant to Subchapter M of the Internal Revenue Code.

     11. Assist independent accountants with the annual audit by preparing necessary annual audit work papers.

     12. Generate fund performance calculations (including after-tax returns) and automated report dissemination.

     13. Maintain complete, accurate and current all records with respect to the Trust required to be maintained by the Trust under the Internal Revenue Code of 1986, as amended (the "Code"), and under the rules and regulations of the 1940 Act, and preserve said records in the manner and for the periods prescribed in the Code and the 1940 Act.

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

                                                                      Schedule C
                                                                  March 17, 2002

             COMPENSATION FOR ACCOUNTING AND ADMINISTRATION SERVICES

     For the performance of Integrated's obligations under this Agreement with respect to Accounting and Administration Services, each Fund of Touchstone Variable Series Trust shall pay Integrated, on the first business day following the end of each month, a fee at the annual rate of 0.10% of the average value of each Fund's daily net assets under $1 billion, and 0.08% of the average value of each Fund's daily net assets over $1 billion, provided, however, that the minimum fee is $48,000 per annum per Fund, except for the International Equity Fund. With respect to the International Equity Fund, the minimum fee is $60,000 per annum.

     Each Fund will reimburse Integrated for out-of-pocket expenses incurred in the performance of its services under this Agreement.

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